SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


                                February 16, 2006
                Date of Report (Date of earliest event reported)


                        First Chester County Corporation
              ------------------ ---------------------------------
             (Exact name of registrant as specified in its charter)



      Pennsylvania                       0-12870               23-2288763
      ------------                       -------               ----------
(State or other jurisdiction           (Commission          (I.R.S. Employer
 of incorporation)                      File Number)         Identification No.)



                 9 North High Street, West Chester, Pennsylvania
                 -----------------------------------------------
                    (Address of principal executive offices)



                                 (484) 881-4000
                         (Registrant's telephone number,
                              including area code)


                             (Former name or former
                            address, if changed since
                                  last report.)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

__ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

__ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

__ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

__ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.        Entry into Material Definitive Agreements.

     On February 16, 2006, the Board of Directors (the "Board") of First Chester County Corporation (the "Company") adopted incentive compensation plans for the Company's executive officers. The Executive Incentive Plans (the "Plan") consist of the Annual Incentive Plan (the "AIP") and the Long Term Incentive Plan (the "LTIP"), which provides for awards of restricted stock pursuant to the First Chester County Corporation 2005 Restricted Stock Plan (the "Restricted Stock Plan") approved by shareholders at the 2005 Annual Meeting of Shareholders. The Plan was designed to: (i) motivate and reward executive officers for positive Company performance on an annual basis; (ii) provide a form of variable compensation to executive officers, which is directly linked to their individual and collective performance; and (iii) emphasize the growth and profitability of the Company. The effective date of the Plan is January 1, 2006. The following description of the material terms of the Plan, including the AIP and the LTIP, is qualified in its entirety by reference to the complete text of the Plan to be filed with Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, and the Restricted Stock Plan filed as Appendix A to the Company's Proxy Statement for the 2005 Annual Meeting.

     The features of the Plan, including performance factors, participation, thresholds and targets, are established on an annual basis and may change year to year subject to the approval of the Board or the Personnel and Compensation Committee. The participants in the Plan will generally include officers at the Senior Vice President level and above (the "Participants"). For 2006, the Participants in the Plan include, among others, each of the Company's executive officers.

     The awards under the Plan will be based on the Company's and/or a Participant's individual performance. The Company's performance will be based upon certain financial performance factors of the Company that may include such factors as net income, return on average equity, return on assets and earnings per share. These performance factors will be used to set threshold, target and optimum performance levels for the Company. Where applicable, individual performance factors will be determined by a Participant's manager, approved by successive levels of management, in accordance with such Participant's job responsibilities. Such individual performance factors may be based upon unit, team, functional area and/or individual objectives which will also be set at threshold, target and optimum performance levels.

Annual Incentive Plan

     Under the AIP, a cash bonus will be paid to a Participant if the Company meets certain performance measures. For 2006, the Company's performance measures consist of net income and return on average equity ("ROAE"). Both net income and ROAE must at least meet the threshold performance level for the executive officers to be eligible for an award under the AIP. Payouts under the AIP are based on the Participant's level of employment and will equal a percentage of the Participant's base salary ranging from (i) 2% to 12% at the threshold performance level, (ii) 6% to 25% at the target performance level and (iii) 10% to 35% of the at the optimum performance level. For 2006, the EVPs, CFO and SVPs are also eligible for individual performance awards that range form 1% to 10% depending on the Participant's level of employment.

Long Term Incentive Plan

     Under the LTIP, restricted stock will be granted to a Participant pursuant to the Restricted Stock Plan if the Company meets certain performance measures. For 2006, the Company's performance measures are based on the Company's net income performance for 2006. If certain net income targets are met, a Participant will be eligible to receive shares of restricted stock in amounts ranging from (i) 400 to 2,400 shares at the threshold performance level; (ii) 550 to 2,700 shares at the target performance level; and (iii) 700 to 3,000 shares at the optimum performance level depending on the Participant's level of employment. The restricted stock is subject to a three-year vesting period with one-third of the grant vesting each year and with accelerated vesting upon change of control, retirement, death or disability.

                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: February 23, 2006                       FIRST CHESTER COUNTY CORPORATION


                                              By:    /s/ John Balzarini
                                                     ---------------------------
                                              Name:  John Balzarini
                                              Title: CFO and Treasurer